UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported):  December 24, 2013

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	333-90273	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA                                                             18512

 (Address of principal executive offices)                                                                           (Zip Code)

__(570) 342-8281__

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 8.01 Other Events

On December 24, 2013, the Fidelity D & D Bancorp, Inc. (the “Registrant”) and its wholly owned subsidiary, Fidelity Deposit and Discount Bank (the “Bank”) (collectively the “Company”), sold its entire investment in its Pooled Trust Preferred Securities portfolio (the “portfolio”).    The $9.0 million sale of the portfolio settled on December 30, 2013.  The Company removed $1.2 million from non-performing assets by the sale of the nine securities on non-accrual status which were held in the portfolio.  On the settlement date, the portfolio had a book value of $6.1 million.  The Company recognized a gain of $2.9 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: December 31, 2013	/s/ Salvatore R. DeFrancesco, Jr.________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer